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                                  EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





     We have issued our report dated June 27, 2003, accompanying the consolidated financial statements included in the Annual Report of America's Car-Mart, Inc. on Form 10-K for the year ended April 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of America's Car-Mart, Inc. on Form S-8 (File Nos. 33-59519, 33-59527, 33-41960,
33-22590, 33-71090, and 333-38475).




Grant Thornton LLP



Dallas, Texas
July 25, 2003